UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
January 14, 2009
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Carillon Point, Kirkland, WA	98033
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Arrangements of Certain Officers
SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the January 14, 2009, meeting of the Board of Directors of Clearwire Corporation (the “Company”), Steven L. Elfman and Theodore H. Schell were appointed as directors of the Company, with the appointments effective immediately. Mr. Schell is a Managing Director at Associated Partners LP, a private equity firm and Mr. Elfman is the President of Network Operations and Wholesale at Sprint Nextel Corporation (“Sprint”). The nominations of Mr. Elfman and Mr. Schell were both made pursuant to the terms of the Equityholders’ Agreement dated November 28, 2008 by and among Google Inc., Comcast Corporation, Time Warner Cable Inc. and Bright House Networks LLC (collectively, the “Strategic Investors”), the Company, Sprint, Intel Corporation and Eagle River Holdings, LLC. Mr. Elfman was nominated by Sprint, the majority shareholder of the Company, and Mr. Schell was nominated by the Strategic Investors.
     Also on January 14, 2009, the Board of Directors of the Company approved a Director Compensation Program with the following components:
     The Chairman of the Board of Directors will receive an initial grant of 50,000 restricted stock units that will vest and convert into shares of Class A common stock of the Company in equal installments annually over three years. After the initial grant, the Chairman will receive annual stock grants with a targeted fair market value of $150,000 that will vest one year after grant.
     All other Directors of the Board will receive an initial grant of 25,000 restricted stock units that will vest and convert into shares of Class A common stock of the Company in equal installments annually over three years. After the initial grant, each Director will receive annual stock grants with a targeted fair market value of $120,000 that will vest one year after grant.
     The Chairman and other directors will also receive cash compensation, paid quarterly, that includes an annual cash retainer and meeting fees. The Chairman will receive an annual retainer of $75,000, and all other directors will receive an annual retainer of $35,000. The Audit Committee Chair will receive an additional $15,000 annual retainer, and the Chairs of all other board committees will receive an additional $10,000 retainer. The Chairman will receive a fee of $5,000 per board meeting, and $1,000 per committee meeting. All other directors will receive fees of $2,000 per board meeting and $1,000 per committee meeting.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: January 21, 2009	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel